UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2005
Date of Report (Date of earliest event reported)

INTERNATIONAL BANCSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-9439	74-2157138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 San Bernardo, Laredo, Texas		78040-1359
(Address of principal executive offices)		(ZIP Code)

(Registrant’s telephone number, including area code)  (956) 722-7611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2005, the shareholders of International Bancshares Corporation (the “Company”), upon the recommendation of the Board of Directors of the Company, approved and adopted the 2005 International Bancshares Corporation Stock Option Plan (the “Plan”).  The Plan became effective on April 1, 2005, the date it was approved and adopted by the Board of Directors of the Company, upon such shareholder approval.  The Plan replaces the 1996 International Bancshares Corporation Stock Option Plan (the “1996 Plan”), which will be terminated, for purposes of granting further options.

The purpose of the Plan is to increase the interest of officers, employees, consultants and advisors of the Company in its future growth and success through the added incentive created by the opportunity afforded for stock ownership under the Plan.  The Company, through the Plan, seeks to motivate officers, employees, consultants and advisors and to attract highly competent individuals whose judgment, initiative and continuing effort will contribute to the success of the Company.

The Plan provides for the grant of incentive stock options and nonstatutory stock options.  The Stock Option Plan Committee of the Board of Directors administers the Plan and determines the terms and conditions under which options to purchase shares of common stock of the Company may be awarded.  The aggregate number of shares of common stock of the Company that may be issued pursuant to the Plan is 380,000 shares, subject to adjustment as provided in the Plan.   Further, the maximum number of shares of common stock covered by options which may be granted to any one person in any fiscal year is 75,000 shares, also subject to adjustment as provided in the Plan.

The above description is qualified in its entirety by the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The Plan replaces the 1996 Plan, which the Board of Directors has determined to be terminated for purposes of granting further options, upon shareholder approval of the Plan.  The 1996 Plan otherwise would have expired according to its terms on April 3, 2006.  As of April 1, 2005, options for up to approximately 383,400 shares of stock remained eligible for grant under the 1996 Plan.  The adoption of the Plan will not affect the terms of any outstanding options under the 1996 Plan, and such outstanding options will continue to be governed by the terms of the 1996 Plan.

Item 5.03 Amendment to Articles of Incorporation

On May 16, 2005, the shareholders of the Company, upon the recommendation of the Board of Directors of the Company, approved and adopted an amendment to the Company’s Articles of Incorporation. The amendment was previously approved and adopted by the Board of Directors of the Company on April 1, 2005.  The amendment increases the number of authorized shares of Common Stock, par value $1.00 per share, of the Company from 105,000,000 to 275,000,000.

A copy of the Articles of Amendment to the Articles of Incorporation of the Company, which was filed with the Secretary of State of the State of Texas on May 17, 2005, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES
CORPORATION
(Registrant)

	By:	/s/ DENNIS E. NIXON
DENNIS E. NIXON, President
and Chief Executive Officer

Date: May 20, 2005

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Incorporation of International Bancshares Corporation.

10.1

2005 International Bancshares Corporation Stock Option Plan incorporated herein as an exhibit by reference to the Current Report, Exhibit 10.1 therein, under the Securities Exchange Act of 1934, filed by the Company on Form 8-K with the Securities and Exchange Commission on April 1, 2005, SEC file No. 09439.